EXHIBIT 32.2

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick A. Quinn, the Chief Financial Officer of Teton Petroleum Company (the
"Company"),  certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350, that to the best of my knowledge:

(1) the  Quarterly  Report on Form 10-Q of the  Company  for the fiscal  quarter ended June 30, 2004 (the  "Report")  fully  complies  with the  requirements  of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the  information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

A signed  original of this  written  statement  required by Section 906 has been provided to Teton  Petroleum  Company  and will be  retained by Teton  Petroleum
Company and  furnished to the  Securities  and Exchange  Commission or its staff upon request.

Dated: August 16, 2004

/s/ Patrick A. Quinn
Name: Patrick A. Quinn
Title: Chief Financial Officer

The certifications set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.